EXHIBIT 5

    Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
                                     Lawyers
                                 P. O. Box 2611
                          Raleigh, North Carolina 27601
                               Phone: 919-821-1220
                               Fax: 919-821- 6800

                                February 12, 2002

Capital Bank Corporation
4901 Glenwood Avenue
Raleigh, NC  27609

Ladies and Gentlemen:

     As counsel for Capital Bank Corporation (the "Company"), we furnish the following opinion in connection with the registration of 458,517 shares of the Company's common stock, no par value (the "Shares") pursuant to the Stock Option Plan and Trust Agreement of First Community Financial Corporation (the "First Community Plan") and the Capital Bank Corporation Deferred Compensation Plan for Outside Directors (the "Deferred Compensation Plan" and together with the First Community Plan, the "Plans"). The Shares are the subject of a Registration Statement to be filed by the Company with the Securities and Exchange Commission on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), to which this opinion is to be attached as an exhibit.

     We have examined the Articles of Incorporation and Bylaws of the Company, the minutes of meetings of its Board of Directors, and such other corporate records of the Company and other documents and have made such examinations of law as we have deemed relevant for purposes of this opinion. We also have received a certificate of an officer of the Company, dated of even date herewith, relating to the issuance of the Shares pursuant to the Plans. Based on such examination and such certificate it is our opinion that the 458,517 Shares may be legally issued in accordance with the Company's Articles of Incorporation and Bylaws, and when so issued and duly delivered against payment therefor pursuant to the Plan as described in the Registration Statement, such shares will be legally issued, fully paid and nonassessable.

     The opinion expressed herein does not extend to compliance with state and federal securities laws relating to the sale of the Shares.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under
Section 7 of the 1933 Act or the regulations promulgated pursuant to the 1933
Act.

                                               Sincerely yours,

                                        /s/ SMITH, ANDERSON, BLOUNT, DORSETT,
                                            MITCHELL & JERNIGAN, L.L.P.